EXHIBIT 3.1
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   Filed May 18, 1987 at 3:00 p.m.
   Delaware Secretary of State

                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                               NEW NEWELL CO.

        NEW NEWELL CO., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.   The name of the corporation is NEW NEWELLCO. (the
   "Corporation").  The date of filing the Corporation's original
   Certificate of Incorporation with the Secretary of State of the State of Delaware was February 23, 1987.

        2. The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore and herewith is hereby restated to read as herein set forth in full:

        FIRST:  the name of the Corporation is NEW NEWELL CO.

        SECOND: The address of the Corporation's registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is United States Corporation Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares which the Corporation shall have authority to issue is 56,000,000, consisting of 50,000,000 shares of Common Stock of the par value of $1.00 per share and 6,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value and 5,990,000 shares of the par value of $1.00 per share. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each of the classes of stock of the Corporation are as follows:

        A. Common Stock. Each holder of Common Stock shall be entitled to one (1) vote for each such share of Common Stock.

        B. Preferred Stock. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such price or prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board.

        C. Increase in Authorized Shares. The number of authorized shares of any class of stock of the Corporation may be increased by the affirmative vote of a majority of the stock of the Corporation entitled to vote thereon, without a vote by class or by series.

        FIFTH: The name and mailing address of the incorporator of the Corporation is as follows:

             Name                Address
             ------------------  -----------------------
             Lori E. Simon       Schiff Hardin & Waite
                                 7200 Sears Tower
                                 Chicago, Illinois 60606

        SIXTH: A. The Board of Directors shall be divided into three classes (which at all times shall be as nearly equal in number as possible). The initial term of office of the first class ("Class I") shall expire at the 1988 annual meeting of stockholders, the initial term of office of the second class ("Class II") shall expire at the 1989 annual meeting of stockholders, and the initial term of office of the third class ("Class III") shall expire at the 1990 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall cease to serve by reason of death, resignation or other cause. If the number of directors is changed, any increase or decease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

        B. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall determine the rights, powers, duties, rules and


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   procedures that shall affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation.

        C. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires.

        D. The provisions set forth in paragraphs A and C of this Article SIXTH are subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation.

        E. In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article SIXTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article SIXTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors generally, considered for purposes of this Article SIXTH as one class.

        SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

        EIGHTH: A. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors, or by any stockholder entitled to vote in the election of directors generally provided that such stockholder has given actual written notice of such stockholders' intent to make such nomination or nominations to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and
   (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on

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   the seventh day following (a) the date on which notice of such meeting is first given to stockholders or (b) the date on which public disclosure of such meeting is made, whichever is earlier.

        B. Each such notice shall set forth: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
   (3) a description of all arrangements or understandings involving any two or more of the stockholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or relating to the Corporation or its securities or to such nominee's service as a director if elected; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        C. In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article EIGHTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article EIGHTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the total voting powers of all shares of stock of the Corporation entitled to vote in the election of directors generally, considered for purposes of this Article EIGHTH as one class.

        NINTH: A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

        B. In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article NINTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article NINTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors generally, considered for purposes of this Article NINTH as one class.

        TENTH: A. Notwithstanding any other provision of this Restated Certificate of Incorporation and in addition to any affirmative vote

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   which may be otherwise required, no Business Combination shall be effected or consummated except as expressly provided in paragraph B of this Article TENTH, unless such Business Combination has been approved by the affirmative vote of the holders of at least 75% of the Voting Shares.

        B. The provisions of Article TENTH shall not apply to any Business Combination if:

        1. The Business Combination has been approved by a resolution adopted by a majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination; or

        2. All of the following conditions have been met: (a) the aggregate amount of the cash and the Fair Market Value of Other Consideration to be received for each share of Common Stock in the Business Combination by holders thereof is not less than the higher of: (i) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealer's fees, dealer-management compensation and similar expenses) paid or payable by an Interested Party with an interest in the Business Combination to acquire beneficial ownership of any shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date"), or (ii) the highest market price per share of the Common Stock on the Announcement Date or on the date on which the Interested Party became an Interested Party, whichever is higher; (b) the consideration to be received in the Business Combination by holders of Common Stock other than an Interested Party with an interest in the Business Combination shall be either in cash or in the same form used by an Interested Party with an interest in the Business Combination to acquire the largest number of shares of Common Stock acquired by all Interested Parties with an interest in the Business Combination from one or more persons who are not Interested Parties with an interest in the Business Combination; and (c) at the record date for the determination of stockholders are entitled to vote on the proposed Business Combination, there shall be one or more directors of the Corporation who are not Interested Directors with respect to the Business Combination.

        C.   For purposes of this Article TENTH.

        1. An "Associate" of a specified person is (a) a person that, directly or indirectly (i) controls, is controlled by, or is under common control with, the specified person, (ii) is the beneficial owner of 10% or more of any class of the equity securities of the specified person, or (iii) has 10% or more of any class of its equity securities beneficially owned, directly or indirectly, by the specified person; (b) any person (other than the Corporation or a Subsidiary) of which the specified person is an officer, director,

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   partner or other official and any officer, director, partner or other official of the specified person; (c) any trust or estate in which the specified person serves as trustee or in a similar fiduciary capacity, or any trustee or similar fiduciary of the specified person; and (d) any relative or spouse who has the same home as the specified person or who is an officer or director of any person (other than the Corporation or a Subsidiary), directly or indirectly, controlling, controlled by or under common control with the specified person. No director of the Corporation, however, shall be deemed to be an Associate of any other director of the Corporation by reason of such service as a director or by concurrence in any action of the Board of Directors.

        2. "Beneficial Ownership" of any Voting Shares shall be determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on the date on which this Article TENTH is approved by the stockholders of the Corporation, provided, however, that a person shall in any event, be the beneficial owner of any Voting Shares; (a) which such person, or any of such person's Associates, beneficially owns, directly or indirectly; (b) which such person or any of such person's Associates, directly or indirectly, (i) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding; or upon the exercise of conversion rights, exchange rights, warrants or options; or pursuant to the power to revoke a trust, discretionary account or other arrangement; or (ii) has or shares the power, or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) the exclusive or shared power, to vote or direct the vote pursuant to any agreement, arrangement, relationship or understanding; or pursuant to the power to revoke a trust, discretionary account or other arrangement; or (c) which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Associates has any agreement, arrangement or understanding, or is acting in concert with respect to acquiring, holding, voting or disposing of any Voting Shares; provided, however, that no director of the Corporation shall be deemed to be acting in concert with any other director of the Corporation by reason of such service as a director or by concurrence in any action of the Board of Directors.

        3. "Business Combination" shall mean: (a) any merger or consolidation of the Corporation or any Subsidiary with or into any Interested Party or any Associate or an Interested Party; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of related transactions) of all or any Substantial Part of the Consolidated Assets of the Corporation to or with any Interested Party or any Associate of an Interested Party; (c) any issuance, sale, exchange, transfer or other disposition by the Corporation or any Subsidiary (in one or a series of related transactions) of any securities of the Corporation or any Subsidiary

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   to or with any Interested Party or any Associate of an Interested
   Party; or (d) any spin-off, split-up, reclassification of securities (including any reverse stock split), recapitalization, reorganization, liquidation or dissolution of the Corporation with any Subsidiary or any other transaction involving the Corporation or any Subsidiary (whether or not with or otherwise involving an Interested Party) that has the effect, directly or indirectly, of increasing the proportionate interest of any Interested Party or any Associate of an Interested Party in the equity securities or assets of the Corporation or any Subsidiary.

        4. "Fair Market Value" means: (a) in the case of stock, the average closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the average closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, provided that, if no such prices or quotations are available, or if a majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination determine that such prices or quotations do not represent fair market value, the Fair Market Value of such stock shall be determined pursuant to clause (b) below; and (b) in the case of property other than cash or stock, or in the case of stock as to which Fair Market Value is not determined pursuant to clause (a) above, the Fair Market Value on the date in question as determined by a majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination. In making any such determination, the Board of Directors may, but shall not be required to, engage the services of an Investing Banking Firm.

        5. "Interested Director" shall mean each director of the Corporation who (a) is an Interested Party or an Associate of an Interested Party; (b) has an Associate who is an Interested Party; (c) was nominated or proposed to be elected as a director of the Corporation by an Interested Party or an Associate of an Interested Party; or (d) is, or has been nominated or proposed to be elected as, an officer, director or employee of an Interested Party or of an Associate of an Interested Party.

        6. "Interested Party" shall mean any person (other than the Corporation or a Subsidiary) that is the beneficial owner, directly or indirectly, of 5% or more of the Voting Shares (a) in connection with determining the required vote by stockholders on any Business Combination, as of any of the following dates: the record date for the

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   determination of stockholders entitled to notice of or to vote on such
   Business Combination or immediately prior to the consummation of any such Business Combination or the adoption by the Corporation of any plan or proposal with respect thereto; (b) in connection with determining the required vote by stockholders on any amendment, alteration or repeal of, or adoption of a provision inconsistent with, this Article TENTH pursuant to paragraph E of this Article TENTH, as of the record date for the determination of stockholders entitled to notice and to vote on such amendment, alteration, repeal or inconsistent provision; and (c) in connection with determining whether a director is an "Interested Director" in respect of any determination made by the Board of Directors pursuant to paragraph D of this Article TENTH, as of the date at which the vote on such recommendation or determination is being undertaken, or as close as is reasonably practicable to such date.

        7. An "Investment Banking Firm" shall mean an investment banking firm that has not previously been associated with any Interested Party with an interest in the Business Combination, which is selected by a majority of the directors of the Corporation who are not Interested Directors with respect to the Business Combination, engaged solely on behalf of the holders of Common Stock other than Interested Parties with an interest in the Business Combination, and paid a reasonable fee for its services.

        8. "Other Consideration" shall include (without limitation) Common Stock and/or any other class or series of stock of the Corporation retained by stockholders of the Corporation in the event of a Business Combination in which the Corporation is the surviving corporation.

        9. A "Person" shall include (without limitation) any natural person, corporation, partnership, trust or other entity, organization or association, or any two or more persons acting in concert or as a syndicate, joint venture or group.

        10. "Subsidiary" shall mean any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of paragraph C.6 of this Article TENTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

        11. "Substantial Part of the Consolidated Assets" of the Corporation shall mean assets of the Corporation and/or any Subsidiary having a book value (determined in accordance with generally accepted accounting principles) in excess of 10% of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of the Corporation and all Subsidiaries which are consolidated for public financial reporting purposes, at the end of its most recent quarterly fiscal period ending prior to the

                                      8


   time the determination is made for which f financial information is available.

        12. "Voting Shares" shall mean the outstanding shares of all classes of stock of the Corporation entitled to vote for the election of directors generally, considered for purposes of this Article TENTH as one class. "Voting Shares" shall include shares deemed owned by any Interested Party or any Associate of an Interested Party through application of paragraph C.2 of this Article TENTH, but shall not include any other shares which may be issuable based upon a right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or pursuant to the power to revoke a trust, discretionary account, or other arrangement or otherwise.

        D. A majority of those members of the Board of Directors who are not Interested Directors with respect to the Business Combination shall have the power and duty to interpret the provisions of this Article TENTH and to make all determinations to be made under this Article TENTH. Any such interpretation or determination shall be conclusive and binding for all purposes of this Article TENTH.

        E. In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, the provisions set forth in this Article TENTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article TENTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 75% of the Voting Shares.

        F. Nothing contained in this Article TENTH shall be construed to relieve any Interested Party from any fiduciary obligation imposed by law.

        ELEVENTH: Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation of any class at any time authorized, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.


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        TWELFTH:  No holder of stock of any class of the Corporation or of any security convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation or any security convertible into, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

        THIRTEENTH: Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

        FOURTEENTH: A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and other expenses (including attorneys' fees) ("Expenses"), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this Article, "serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise" shall include any service by a director or officer of the Corporation as a director, officer, employee, agent or fiduciary of such other Corporation, partnership, joint venture, trust or other enterprise, or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

        B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such Expenses which the Court of Chancery of Delaware or such other court shall deem proper.

        C. To the extent that any person referred to in paragraphs (A) or (B) of this Article has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

        D. Any indemnification under paragraphs (A) or (B) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (A) or (B). Such determination shall be made
   (i) by the board of directors by a majority vote of a quorum (as defined in the By-Laws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        E. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and appeal upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

        F. The determination of the entitlement of any person to indemnification under paragraphs (A), (B) or (C) or to advancement of Expenses under paragraph (E) of this Article shall be made promptly, and in any event within 60 days after the Corporation has received a written request for payment from or on behalf of a director or officer and payment of amounts due under such sections shall be made immediately after such determination. If no disposition of such request is made within said 60 days or if payment has not been made within 10 days thereafter, or if such request is rejected, the right to indemnification or advancement of Expenses provided by this Article shall be enforceable by or on behalf of the director or officer in any court of competent jurisdiction. In addition to the other amounts due under this Article, Expenses incurred by or on behalf of a director or officer in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Corporation.

        G. The indemnification and advancement of Expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or while employed by or acting as a director or officer of the Corporation or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article, the Corporation shall indemnify or make advancement of Expenses to any person referred to in paragraphs (A) or
   (B) of this Article to the full extent permitted under the laws of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

        H. All rights to indemnification and advancement of Expenses provided by this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves, served or has agreed to serve in such capacity, or at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise, at any time while this Article and the relevant provisions of the Delaware General Corporation Law or other applicable law, if any, are in effect. Any repeal or modification of this Article, or any repeal or modification of relevant provisions of the Delaware General

   Corporation Law or any other applicable law, shall not in any way diminish any rights to indemnification of or advancement of Expenses to such director or officer or the obligations of the Corporation.

        I. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

        J. The Board of Directors may, by resolution, extend the provisions of this Article pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the corporation or any such other enterprise.

        K. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

        FIFTEENTH: No person who was or is a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to this Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of this Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the Corporation" shall include any liability to such other Corporation, partnership, joint venture, trust or other enterprise, and any liability to this Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

        Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

        SIXTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also this Corporation.

        SEVENTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, EIGHTH, NINTH, and TENTH may not be amended, altered or repealed in any respect nor may any provision inconsistent with any of such Articles be adopted unless such amendment, alteration, repeal or inconsistent provision is approved as specified in each such respective Article.

        3. This Restated Certificate of Incorporation was duly authorized by a resolution duly adopted and approved by consent of the sole Director, dated as of May 1, 1987, the Corporation not yet having received payment for any of its stock, in accordance with the provisions of Section 241 and Section 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, New Newell Co. has caused this Restated Certificate of Incorporation to be signed by William T. Alldredge, its Vice President-Finance, and attested by Roland E. Knecht, its
   Secretary this 18th day of May, 1987.

                                 NEW NEWELL CO.

                                 By /s/ William T. Alldredge
                                    ------------------------------------
                                      William T. Alldredge
                                      Vice President-Finance

   ATTEST:

    /s/ Roland E. Knecht
   ----------------------------
        Roland E. Knecht
        Secretary

   Filed June 23, 1987 at 9:01 a.m.
   877174060 Delaware Secretary of State


   CERTIFICATE OF DESIGNATIONS AS TO THE RESOLUTION PROVIDING FOR THE POWERS DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, AS ARE NOT STATED AND EXPRESSED IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                         CUMULATIVE PREFERRED STOCK

                            ($2,000 Stated Value)

                                     of

                               NEW NEWELL CO.

                             __________________

                       Pursuant to Section 151 of the
              General Corporation Law of the State of Delaware

                             __________________

        The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the written consent of the sole director of New Newell Co., a Delaware corporation, on May 18, 1987:

        RESOLVED by the Board of Directors of New Newell Co., a Delaware corporation (the "Corporation"), that, pursuant to authority expressly granted to it by the Restated Certificate of Incorporation of the Corporation, a total of 7,500 shares of the preferred stock without par value, of the Corporation are hereby respectively constituted as Series 1 Cumulative Preferred Stock, Series 2 Cumulative Preferred Stock, Series 3 Cumulative Preferred Stock, Series 4 Cumulative Preferred Stock and Series 5 Cumulative Preferred Stock, with an aggregate stated value of $15,000,000 (hereinafter called "Cumulative Preferred Stock"). Each series of such Cumulative Preferred Stock shall consist of 1,500 shares, with a stated value of $2,000 per share. Shares of Cumulative Preferred Stock shall be issued only upon effectiveness of the merger of Newell Co., a Delaware corporation, and Newell Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation (the "Merger"). The preferences and the relative, participating, optional and other special rights of the shares of Cumulative Preferred Stock and the qualifications, limitations or restrictions thereof, shall be as follows:

        1. CUMULATIVE DIVIDENDS. (a) The holders of record of shares of each series of Cumulative Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds

   Legally available for the payment thereof, cumulative cash dividends at the rate specified in subsection (b) below, and no more. The holders of shares of Cumulative Preferred Stock shall not be entitled to any dividends other than the cash dividends provided for in this section. Dividends shall accrue daily from the date of issuance, whether or not earned or declared, and shall be payable quarterly on such dates as the Board of Directors may from time to time determine. The dividends shall be in preference to dividends upon any stock (including common stock) of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends. If the Corporation has not paid full dividends upon the shares of Cumulative Preferred Stock for any preceding quarter, the Corporation shall declare and pay the amount for payment, before declaring or paying any cash dividends on the common stock of the Corporation. Accrued dividends on Cumulative Preferred Stock shall not bear interest.

        (b) The dividend rate for each series of Cumulative Preferred Stock is as follows:

             (i) For Series 1, cash dividends shall accrue at the rate of $100 per share per annum until September 24, 1989, after which time the rate shall be $160 per share per annum.

             (ii) For Series 2, cash dividends shall accrue at the rate of $100 per share per annum until September 24, 1990, after which time the rate shall be $160 per share per annum.

             (iii) For Series 3, cash dividends shall accrue at the rate of $100 per share per annum until September 24, 1991, after which time the rate shall be $160 per share per annum.

             (iv) For Series 4, cash dividends shall accrue at the rate of $100 per share per annum until September 24, 1992, after which time the rate shall be $160 per share per annum.

             (v) For Series 5, cash dividends shall accrue at the rate of $100 per share per annum until September 24, 1993, after which time the rate shall be $160 per share per annum.

        2. LIQUIDATION. (a) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the stated value per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for distribution. This distribution shall be in preference to any such distribution upon any stock (including common stock) of the Corporation ranking junior to Cumulative Preferred Stock as to liquidation preferences, but subject to the prior rights of the holders of shares of all stock ranking senior to Cumulative Preferred Stock as to liquidation preferences.
   If the assets of the Corporation are not sufficient to pay the full amounts to the holders of Cumulative Preferred Stock and all other series of preferred stock of the Corporation ranking equally with the shares of Cumulative Preferred Stock as to liquidation preferences, then the holders of Cumulative Preferred Stock and of such other series shall share ratably in the distribution of any assets remaining after distribution to holders of stock ranking senior to Cumulative Preferred Stock as to liquidation preferences.

        (b) Nothing in this section, however, shall be deemed to prevent the Corporation from redeeming or purchasing Cumulative Preferred Stock as permitted by Section 3.

        (c) A merger or consolidation of the Corporation with any other corporation or a sale, lease, or conveyance of assets or a business combination involving the Corporation or any related or similar transaction shall not be considered a liquidation, dissolution, or winding up the Corporation within the meaning of this section.

        3. REDEMPTION. (a) The Corporation may redeem any or all shares of one or more series of Cumulative Preferred Stock at its option by resolution of the Board of Directors, at any time and from time to time on or after issuance, in cash, at the stated value of the shares plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. In the event that the Corporation redeems less than the entire number of shares of any series of Cumulative Preferred Stock outstanding at any one time, the Corporation shall select the shares to be redeemed by lot or pro rata or by any other manner that the Board of Directors deems equitable.
   No less than 20 nor more than 120 days prior to the date fixed for any entire or partial redemption of Cumulative Preferred Stock, the Corporation shall mail a notice of the redemption to the holders of record of the shares to be redeemed at their addresses as they appear on the books of the Corporation. The notice shall state the time and place of redemption and shall identify the particular shares to be redeemed if less than all of the outstanding shares are to be redeemed. Failure to mail a notice or a defect in a notice or its mailing shall not affect the validity of the redemption proceedings.

        (b) On or before the date fixed for redemption each holder of shares of Cumulative Preferred Stock called for redemption shall surrender his certificate representing his shares to the Corporation or its agent at the place designated in the redemption notice. If the Corporation redeems less than all of the shares represented by a surrendered certificate, the Corporation shall issue a new certificate representing the unredeemed shares. If the Corporation has duly given notice of redemption and if funds necessary for the redemption are available on the redemption date, then notwithstanding that any holder has not surrendered his certificate representing shares called for redemption, all rights with respect to those shares shall cease and determine immediately after the redemption date, except that such a holder shall have the right to receive the redemption price without interest upon surrender of his certificate.

        (c) The Corporation may, at its option at any time after giving a notice of redemption, deposit a sum sufficient to redeem the shares called for redemption, plus any accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in the City of Chicago, Illinois, or in the City of Minneapolis, Minnesota, having capital, surplus, and undivided profits aggregating at least $50,000,000 as a trust fund with irrevocable instructions and authority to the bank or trust company to mail notice of redemption if the Corporation has not begun or completed such mailing at the time of the deposit and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From the date the Corporation makes such a deposit, the shares designated for redemption shall be treated as redeemed and no longer outstanding, and no dividends shall accrue on the shares after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders. From the date of the deposit, the holders of the shares shall cease to be stockholders with respect to the shares; they shall have no interest in or claim against the Corporation by virtue of the shares; and they shall have no rights with respect to the shares except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates. At the expiration of five years after the redemption date, the bank or trust company shall pay over to the Corporation any funds then remaining on deposit, free of trust. Thereafter the holders of certificates for the shares shall have no claims against the bank or trust company, but only claims as unsecured creditors against the Corporation for amounts equal to their pro rata portions of the funds paid over, without interest, subject to compliance by the holders with the terms of the redemption. Any interest on or other accretions to funds deposited with the bank or trust company shall belong to the Corporation.

        (d) Nothing in this Resolution shall prevent or restrict the Corporation from purchasing, from time to time, at public or private sale, any or all of the Cumulative Preferred Stock at whatever prices the Corporation may determine, but at prices not exceeding those permitted by Delaware law.

        (e) Nothing in this Resolution shall give any holder of Cumulative Preferred Stock the right to require the Corporation to redeem any or all shares of the Stock.

        4. CONVERSION. The Cumulative Preferred Stock is not convertible into any other class or series of common or preferred stock of the Corporation.

        5. STATUS OF REACQUIRED STOCK. The Corporation shall retire and cancel any shares of Cumulative Preferred Stock that it redeems, purchases, or acquires. Such shares thereafter shall have the status of authorized but unissued shares of preferred stock. Subject to the limitations in this Resolution or in any resolutions adopted by the Board of Directors providing for the reissuance of the shares, the Corporation may reissue the shares as shares of Cumulative Preferred Stock or may reclassify and reissue them as preferred stock of any class or series other than Cumulative Preferred Stock.

        6. VOTING RIGHTS. (a) Except as otherwise provided herein or as may be required by law, the holders of Cumulative Preferred Stock shall be entitled to one vote per share on every question submitted to holders of record of the common stock of the Corporation, voting together with the common stock of the Corporation as a single class.

        (b) Notwithstanding the foregoing, (i) without the affirmative vote or consent of at least a majority of the shares of Cumulative Preferred Stock then outstanding voting as a separate class, the Corporation shall not amend the Restated Certificate of Incorporation if the amendment would alter or change the powers, preferences, or special rights of the shares of Cumulative Preferred Stock so as to affect them adversely, provided that this clause "(i)" shall not apply to an increase or decrease (but not below the number of shares thereof then outstanding) in the number of authorized shares of any class or classes of stock; and (ii) so long as at least 3,100 shares of Cumulative Preferred Stock are outstanding, without the affirmative vote or consent of the holders of at least a majority of the shares of Cumulative Preferred Stock then outstanding voting as a separate class, the Corporation shall not issue any stock ranking senior to the Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, except that the Corporation may issue such stock if the consideration therefore consists of cash. For purposes of any vote required pursuant to clause (i) of this subsection (b) if any proposed amendment would alter or change the powers, preferences, or special rights of one or more of Series 1, 2, 3, 4, or 5 of Cumulative Preferred Stock so as to affect them adversely but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class.

        7. NO OTHER RIGHTS. The shares of Cumulative Preferred Stock shall not have any relative, participating, optional or other special rights or powers other than as set forth above and in the Restated Certificate of Incorporation of the Corporation.

        IN WITNESS WHEREOF, New Newell Co. has caused this resolution to be signed by William T. Alldredge, its Vice President - Finance, and attested by Roland E. Knecht, its Secretary, this 22nd day of June, 1987.

                                 NEW NEWELL CO.


                                 By /s/ William T. Alldredge
                                    ------------------------------------
                                      William T. Alldredge
                                      Vice President - Finance


   ATTEST:


   /s/ Roland E. Knecht
   ----------------------------
        Roland E. Knecht,
        Secretary

   Filed July 2, 1987 at 9:29 a.m.
   877183082 Delaware Secretary of State


                          CERTIFICATE OF AMENDMENT

                                     OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                               NEW NEWELL CO.

                         __________________________

          Adopted in accordance with the provisions of Section 242
           of the General Corporation Law of the State of Delaware
                         __________________________

        New Newell Co., a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

        FIRST:  That Article First of the Restated Certificate of
   Incorporation of the Corporation has been amended in its entirety to read as follows:

        FIRST:  The name of the Corporation is NEWELL CO.

        SECOND: That the foregoing amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the written consent of the holder of all outstanding shares entitled to vote.

        IN WITNESS WHEREOF, New Newell Co. has caused this Certificate to be signed and attested by its duly authorized officers this 30th day of June 1987.

                                      NEW NEWELL CO.

                                      By:  /s/ William T. Alldredge
                                           ----------------------------
                                           Vice President - Finance

   Attest:

   /s/ Roland E. Knecht
   ----------------------------
   Secretary

   Filed October 31, 1988 at 9:00 a.m.
   688305050 Delaware Secretary of State


   CERTIFICATE OF DESIGNATIONS AS TO THE RESOLUTION PROVIDING FOR THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, AS ARE NOT STATED AND EXPRESSED IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

               JUNIOR PARTICIPATING PREFERRED STOCK, SERIES B

                                     of

                                 NEWELL CO.

                         __________________________

                       Pursuant to Section 151 of the
                         General Corporation Law of
                            the State of Delaware
                         __________________________

        NEWELL CO., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by
   Section 151 of the General Corporation Law at a meeting duly called and held on October 20, 1988:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations of such series, as follows:

               Junior Participating Preferred Stock, Series B:

        Section 1. Designation and Amounts. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series B" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

        Section 2. Dividends and Distributions.

        (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $15 or
   (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this
   Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $15 per share on the Series B

   Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4. Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in
   Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

             (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

             (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

             (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Restated Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

        Section 9. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

        Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

        IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 20th day of October 1988.

                                      /s/ William T. Alldredge
                                      -----------------------------------
                                      William T. Alldredge
                                      Vice President - Finance

   Attest:

   /s/ Roland E. Knecht
   -------------------------
   Roland E. Knecht
   Secretary

   Filed September 13, 1989
   Delaware Secretary of State


                          CERTIFICATE OF AMENDMENT

                                     OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                                 NEWELL CO.


                         __________________________

                  Adopted in accordance with the provisions
                  of Section 242 of the General Corporation
                        Law of the State of Delaware
                         __________________________

        We, William T. Alldredge, Vice President, and Roland E. Knecht, Secretary, of Newell Co., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That the name of the corporation is Newell Co., formerly known as New Newell Co.

        SECOND: That the date of filing the corporation's original Certificate of Incorporation by the Secretary of State of Delaware was the 23rd day of February, 1987, and that the Restated Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 18th day of May, 1987.

        THIRD: That the first sentence of Article Fourth of the Restated Certificate of Incorporation of said Corporation has been amended as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock of the par value of $1.00 per share and 10,00,000 shares of Preferred Stock, consisting of 10,000 shares without par value and 9,990,000 shares of the par value of $1.00 per share.

        FOURTH: That said amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding common and preferred stock entitled to vote at a meeting of stockholders.

        IN WITNESS WHEREOF, we have signed this certificate this 28th day of June, 1989.


                                      NEWELL CO.

                                      By /s/ William T. Alldredge
                                      ------------------------------
                                      William T. Alldredge
                                      Vice President - Finance

   ATTEST:

   /s/ Roland E. Knecht
   --------------------------
   Roland E. Knecht
   Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 10:00 AM 05/15/1991
   911355135 - 2118347

                          CERTIFICATE OF AMENDMENT

                                     OF

                  RESTATED CERTIFICATE OF INCORPORATION OF

                                 NEWELL CO.

                         __________________________

                  Adopted in accordance with the provisions
                  of Section 242 of the General Corporation
                        Law of the State of Delaware
                         __________________________

        We, William T. Alldredge, Vice President and Roland E. Knecht, Secretary, of Newell Co., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That the name of the corporation is Newell Co.

        SECOND: That the date of filing the corporation's original Certificate of Incorporation by the Secretary of State of Delaware was the 23rd day of February, 1987, that the Restated Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 18th day of May, 1987, a Certificate of Amendment was filed by the Secretary of State of Delaware on the second day of July, 1987, and a Certificate of Amendment was filed by the Secretary of State of Delaware on 13th day of September, 1989.

        THIRD: That the first sentence of Article Fourth of the Restated Certificate of Incorporation of said Corporation has been amended as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 310,000,000, consisting of 300,000,000 shares of Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value, and 9,990,000 shares of the par value of $1.00 per share.

        FOURTH: That said amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding common and preferred stock entitled to vote at a meeting of stockholders.

        IN WITNESS WHEREOF, we have signed this certificate this 9th day of May, 1991.

                                      NEWELL CO.

                                      By /s/ William T. Alldredge
                                      ---------------------------------
                                      William T. Alldredge
                                      Vice President - Finance

   ATTEST:

   /s/ Roland E. Knecht
   -------------------------
   Roland E. Knecht
   Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 10:00 AM 06/11/1991
   911625086 - 2118347


   AMENDED CERTIFICATE OF DESIGNATIONS AS TO THE RESOLUTION PROVIDING FOR THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, AS ARE NOT STATED AND EXPRESSED IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

               JUNIOR PARTICIPATING PREFERRED STOCK, SERIES B
                                     of

                                 NEWELL CO.

                         __________________________

                   Pursuant to Section 151 of the General
                           Corporation Law of the
                              State of Delaware
                         __________________________

        NEWELL CO., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by
   Section 151 of the General Corporation Law at a meeting duly called and held on February 14, 1991:

        RESOLVED, that the first sentence of Section 1 of the Certificate of Designations as to the resolution providing for the powers, designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as are not stated and expressed in the Restated Certificate of Incorporation or in any amendment thereto, of the Junior Participating Preferred Stock, Series B of Newell Co. (the "Certificate of Designations") which was filed in the Office of the Secretary of State of Delaware on October 31, 1988, is hereby amended to read as follows:

        The shares of such series shall be designated as "Junior
   Participating Preferred Stock, Series B" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 5,000,000.

        IN WITNESS WHEREOF, this Amended Certificate of Designations is executed on behalf of the Corporation by its Vice President-Finance and attested by its Secretary this 5th day of June, 1991.

                                      /s/ William T. Alldredge
                                      -----------------------------
                                      William T. Alldredge
                                      Vice President - Finance
   Attest:

   /s/ Roland E. Knecht
   ---------------------------
   Roland E. Knecht
   Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 02:00 PM 11/03/1994
   944211670 - 2118347


                  CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                     AND

                              REGISTERED OFFICE
                                  * * * * *

        Newell Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of Kent.

        The Board of Directors of adopted the following resolution on the 2nd day of November, 1994.

        Resolved, that the registered office of Newell Co. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, Newell Co. has caused this statement to be signed by Richard H. Wolff, its Secretary*, this 25th day of October 1994.


                                 /s/ Richard H. Wolff
                                 ----------------------------------

                                 Secretary
                                 ----------------------------------
                                 (Title)


   * Any authorized officer of the Chairman or Vice-Chairman of the Board of Directors may execute this certificate.

   STATE OF DELAWARE
   SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED MAY 11, 1995

                          CERTIFICATE OF AMENDMENT

                                     OF

                  RESTATED CERTIFICATE OF INCORPORATION OF

                                 NEWELL CO.
                         __________________________

                  Adopted in accordance with the provisions
                  of Section 242 of the General Corporation
                        Law of the State of Delaware
                         __________________________

        I, William T. Alldredge, Vice President-Finance of Newell Co., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That the name of the corporation is Newell Co., formerly known as New Newell Co.

        SECOND: That the first sentence of Article Fourth of the Restated Certificate of Incorporation of said Corporation has been amended as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 410,000,000, consisting of 400,000,000 shares of Common Stock of the par value of $1.00 per share and 10,00,000 shares of Preferred Stock, consisting of 10,000 shares without par value and 9,990,000 shares of the par value of $1.00 per share.

        THIRD: That said amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding common and preferred stock entitled to vote at a meeting of stockholders.

        IN WITNESS WHEREOF, we have signed this certificate this 10th day of May, 1995.

                                      NEWELL CO.


                                      By: /s/ Dale L. Matschullat
                                      ----------------------------
                                      Dale L. Matschullat
                                      Vice President

   Filed September 11, 1995 at 9:00 p.m.
   Delaware Secretary of State

                         CERTIFICATE OF ELIMINATION

                                OF NEWELL CO.

        I, Dale L. Matschullat, Vice President - General Counsel of Newell Co., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST:  That the Board of Directors of Newell Co. (the
   "Corporation"), by resolutions adopted at a meeting on August 9, 1995, determined to eliminate all of the Cumulative Preferred Stock, Series 1, 2, 3, 4 and 5, of the Corporation, said resolutions being as follows:

   WHEREAS, the Corporation redeemed all of the outstanding shares of Cumulative Preferred Stock, Series 1, of the Corporation on November 8, 1989;

        WHEREAS, the Corporation redeemed all of the outstanding shares of Cumulative Preferred Stock, Series 2, of the Corporation on
   September 24, 1990;

        WHEREAS, the Corporation redeemed all of the outstanding shares of Cumulative Preferred Stock, Series 3, 4 and 5, of the Corporation on September 24, 1991; and

        WHEREAS, no shares of the Preferred Stock are issued and outstanding and no shares will be issued.

        NOW, THEREFORE, BE IT RESOLVED, that the Preferred Stock be returned to the status of "authorized but not issued," and that the proper officers, or any one of them acting alone, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and cause to filed with the Secretary of State of Delaware, a Certificate of Elimination, and to execute all other instruments and documents and to do and cause to be done all such further acts and things, as may be necessary or advisable to eliminate the Preferred Stock and that all actions of said officers are hereby ratified, approved and confirmed in all respects.

        SECOND: None of the authorized shares of the Preferred Stock are outstanding and none will be issued.

        THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all reference to the Preferred Stock, and the Preferred Stock shall be returned to the status of "authorized but not issued."

        IN WITNESS WHEREOF, I have signed this Certificate, this 7th day of September, 1995.

                                 NEWELL CO.

                            By:  /s/ Dale L. Matschullat
                                 --------------------------------
                                 Dale L. Matschullat
                                 Vice President - General Counsel

   STATE OF DELAWARE
   SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED MARCH 24, 1999


                          CERTIFICATE OF AMENDMENT
                                     OF
                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                                 NEWELL CO.

        Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware I, Dale L.
   Matschullat, Vice President - General Counsel of Newell Co., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That the name of the corporation is Newell Co.

        SECOND: That Article First of the Restated Certificate of
   Incorporation of the corporation, as heretofore amended, has been amended in its entirety to read as follows:

        FIRST: The name of the corporation is Newell Rubbermaid Inc.

        THIRD: That the foregoing amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the majority vote of all the outstanding shares entitled to vote at a meeting of stockholders.

        IN WITNESS WHEREOF, I have signed this certificate this 24th day of March, 1999.

                                 NEWELL CO.


                                 By:  /s/ Dale L. Matschullat
                                      ------------------------------
                                      Dale L. Matschullat
                                      Vice President - General Counsel

   Attest:

   /s/ Richard H. Wolff
   -------------------------
   Richard H. Wolff
   Secretary

   Filed May 27, 1999 at 4:30 p.m.
   Delaware Secretary of State

                          CERTIFICATE OF AMENDMENT
                                     OF
                  RESTATED CERTIFICATE OF INCORPORATION OF
                           NEWELL RUBBERMAID INC.

          Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware


        I, Dale L. Matschullat, Vice President - General Counsel of Newell Rubbermaid Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST:  That the name of the corporation is Newell Rubbermaid
   Inc.

        SECOND: That the first sentence of Article Fourth of the Restated Certificate of Incorporation of the Corporation, as heretofore amended, has been amended as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 810,000,000, consisting of 800,000,000 shares of Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value, and 9,990,999 shares of the par value of $1.00 per share.

        THIRD: That the foregoing amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at a meeting of stockholders.

        IN WITNESS WHEREOF, I have signed this certificate this 26th day of May, 1999.

                                 NEWELL RUBBERMAID INC.

                                 By:  /s/ Dale L. Matschullat
                                      ------------------------------
                                      Dale L. Matschullat
                                      Vice President - General Counsel

   Filed April 5, 2001 at 9:00 a.m.
   Delaware Secretary of State

                          CERTIFICATE OF CORRECTION
                                     OF
                           NEWELL RUBBERMAID INC.


   Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, Newell Rubbermaid Inc., a corporation organized under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation (hereinafter called the "Corporation") is Newell Rubbermaid Inc.

        2. The Certificate of Amendment of Restated Certificate of Incorporation of Newell Rubbermaid Inc., which was filed with the Secretary of State of Delaware on May 27, 1999 (the "Certificate of Amendment"), contained an inaccurate record of the corporate action therein referred to.

        3. The inaccuracy in the Certificate of Amendment to be corrected hereby is that the second paragraph of the Certificate of Amendment stated, among other things, that the number of shares of Preferred Stock, par value $1.00 per share, which the Corporation has the authority to issue is 9,990,999 shares, when, in fact, the correct number is 9,990,000 shares. The second paragraph of the Certificate of Amendment is hereby corrected and restated in its entirety as follows:

        "SECOND: That the first sentence of Article Fourth of the Restated Certificate of Incorporation of the Corporation, as heretofore amended, has been amended as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 810,000,000, consisting of 800,000,000 shares of Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value, and 9,990,000 shares of the par value of $1.00 per share."

        Signed and attested to on April 5th, 2001.

                                      NEWELL RUBBERMAID INC.,
                                       a Delaware corporation

                                       /s/ Dale L. Matschullat
                                      -------------------------------
                                      Dale L. Matschullat
                                      Vice President   General Counsel
   ATTEST:

   /s/ Richard H. Wolff
   -------------------------
   Richard H. Wolff
   Secretary



   U:\EDGAR\NEWELL\EXH-3.1